Exhibit 99.2

- PRELIMINARY COPY-

Electronic Voting Instructions You can vote by Internet or telephone. Available 24 hours a day, 7 days a week.
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

• Log on to the Internet and go to www.envisionreports.com/nst

• Follow the steps outlined on the secured website.

• Call toll free 1.800.652. VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proposal 1 — Merger and Agreement and Plan of Merger

The Board of Trustees recommends a vote FOR Proposal 1.

Proposal to approve the merger contemplated by the Agreement and Plan of Merger, dated as of October 16, 2010, as amended on November 1, 2010, by and among Northeast Utilities, NU Holding Energy 1 LLC, NU Holding Energy 2 LLC and NSTAR, as it may be further amended from time to time, a conformed copy of which is attached as Annex A to the joint proxy statement/prospectus accompanying this notice, and adopt the Agreement and Plan of Merger.	For ☐	Against ☐	Abstain ☐

Proposal 2 — Adjournment of Meeting	For ☐	Against ☐	Abstain ☐

The Board of Trustees recommends a vote FOR Proposal 2.

Proposal to adjourn the NSTAR special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposal.

Non-Voting Items

Change of Address — Please print new address below.

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears above. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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PROXY / VOTING INSTRUCTIONS

The undersigned hereby appoints [—] and each or any of them proxies, with power of substitution, to act and vote in the name of the undersigned, with all the powers that the undersigned would possess if personally present, on all matters which may come before the Special Meeting of Shareholders of NSTAR to be held on [—], 2011 and any adjournment thereof.

The proxies are hereby authorized and instructed upon the matters specified in the Notice of Special Meeting as set forth on the reverse side hereof. When properly executed and returned, this proxy will be voted as specified for the undersigned shareholder. Any NSTAR shareholder proxies that are signed, dated and properly submitted that do not indicate how to vote, will be voted “FOR” the proposals to adopt the merger agreement, approve the merger and adjourn the NSTAR special meeting.

This card is also a voting instruction form for participants in the NSTAR Savings Plan. The undersigned hereby directs the applicable trustee to vote all Common Shares credited to the undersigned’s account at the Special Meeting and any adjournment thereof. Unvoted shares will be voted by the plan trustee in the same proportion as the voted shares.